Calculation of Filing Fee Tables
S-3
Niki BioSolutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Class A Ordinary Shares, par value $0.00001per share	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred Stock	457(o)			$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00
Fees to be Paid		Equity	Warrants	457(o)			$ 0.00
Fees to be Paid		Other	Subscription Rights	457(o)			$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 75,000,000.00	0.0001381	$ 10,357.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,000,000.00		$ 10,357.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,265.00
			Net Fee Due:						$ 2,092.50
Offering Note
[1]	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $75,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-3	333-292793	01/16/2026		$ 8,265.00
Fee Offset Sources		Niki BioSolutions, Inc.	F-3	333-292793		01/16/2026						$ 8,265.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant hereby carries forward unsold securities previously registered with a proposed maximum aggregate offering price of $75,000,000 (the "Offset Securities") under the registrant's prior registration statement on Form F-3 (Filer No. 333-292793) which was filed on January 16,2026 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for a maximum aggregate offering price of $75,000,000, but did not sell any of the securities registered therein. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $8,265, calculated in accordance with Rule 457(o) under the Securities Act. The filing fees associated with the Offset Securities shall hereby offset the filing fees due with this current filing. . Pursuant to Rule 415(a)(6), the offering of the Offset Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date